EXHIBIT 10.3

AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is made and entered into as of June 14, 2016, by and among IT’S DIVINE, INC., a Delaware corporation (the “Company”), with offices at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015, HEALING TOUCH GLOBAL PTE. LTD., a Singaporean corporation (“HTG”), with offices at 140 Paya Lebar Road, AZ Building #09-26, Singapore 409015, and SING WEI LUNG, as appointed attorney-in-fact on behalf of the shareholders of HTG (“HTG Shareholders”), who are parties to that certain Share Exchange Agreement, dated May 31, 2016, with the Company and HTG, as amended by that certain Amendment No. 1 to Share Exchange Agreement, dated as of June 6, 2016, among the parties hereto (collectively, the “Exchange Agreement”). The Company, HTG and HTG Shareholders are each sometimes referred to herein as a “Party”and collectively the “Parties”.

R E C I T A L S

WHEREAS, the Parties desire to amend certain provisions of the Exchange Agreement as set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the Parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

2. Amendments.

Section 2.10 of the Exchange Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

2.10 Compliance With Laws and Regulations.

The COMPANY has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the COMPANY and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities. The COMPANY is acquiring the HTG Ordinary Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act. The COMPANY understands that (i) the HTG Ordinary Shares have not been registered under the Securities Act or any state securities laws, by reason of their transfer by HTG Shareholders to the COMPANY in the Exchange in a transaction exempt from the registration requirements thereof under Section 4(2) and/or Regulation D of the Securities Act and (ii) the HTG Ordinary Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. The COMPANY represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

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Section 7.01 of the Exchange Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

Section 7.01 Acquisition of Spa Eternity Pte. Ltd.

By July 8, 2016 (subject to extension at the sole discretion of SING WEI LUNG in order to obtain sufficient funding), COMPANY shall acquire 100% of the issued and outstanding ordinary shares of SPA ETERNITY PTE. LTD. from SING WEI LUNG (who holds 100,050 shares) and HONGBO HUANG (who holds 50 shares) in exchange for: (i) an aggregate of $200,000 (Singaporean Dollars) paid by the COMPANY to SING WEI LUNG (approximately $199,900 (Singaporean Dollars)) and HONGBO HUANG (approximately $100 (Singaporean Dollars)); (ii) a Promissory Note in the principal amount of $200,000 (Singaporean Dollars), with interest payable on the unpaid principal at the rate of 2% per annum, whereby the principal and interest are payable on August 1, 2016, by the COMPANY, as borrower, to SING WEI LUNG, as noteholder (approximately $199,900 (Singaporean Dollars) of the principal amount and a portion of the accrued interest based on his proportionate ownership interest in SPA ETERNITY PTE. LTD.) and HONGBO HUANG, as noteholder (approximately $100 (Singaporean Dollars) of the principal amount and a portion of the accrued interest based on her proportionate ownership interest in SPA ETERNITY PTE. LTD.); and (iii) the COMPANY’s assumption of all indebtedness of SING WEI LUNG and HONGBO HUANG to SPA ETERNITY PTE. LTD. outstanding as of the date of the closing of the acquisition of SPA ETERNITY PTE. LTD. (which indebtedness is approximately $1,600,000 (Singaporean Dollars) as of May 31, 2016, subject to increase as more indebtedness may be accrued prior to the date of closing the acquisition of SPA ETERNITY PTE. LTD.)

3. Miscellaneous. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this amendment shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

[Signature page follows]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Amendment No. 2 to Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

IT’S DIVINE, INC. A Delaware corporation

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Chief Executive Officer

HEALING TOUCH GLOBAL PTE. LTD A Singaporean corporation

By:	/s/ Sing Wei Lung
Name:	Sing Wei Lung
Title:	Director

Pursuant to the authority granted to the undersigned in Section 8.13 of the Exchange Agreement, by execution of this Amendment below by the undersigned, the HTG Shareholders shall be deemed to have executed this Amendment as of the day and year first above written.

HTG SHAREHOLDERS

By:	/s/ Sing Wei Lung
Sing Wei Lung, as Attorney-in-Fact

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